Exhibit 10.28

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

CHANGE ORDER FORM

Additional 13.8kv Circuit Breakers and Misc. Items

PROJECT NAME: Sabine Pass LNG Stage 2 Liquefaction Facility	CHANGE ORDER NUMBER: CO-00014

DATE OF CHANGE ORDER: July 14, 2014

OWNER: Sabine Pass Liquefaction, LLC

CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc.

DATE OF AGREEMENT: December 20, 2012

The Agreement between the Parties listed above is changed as follows:

1.	Per Article 6.1.B of the Agreement, Parties agree Bechtel shall procure and install two (2) additional 13.8kv switchgear lineups to allow the Stage 2 gas turbine generators to be switched between Stage 1 and Stage 2. To accommodate this change, the Stage 2 synch bus switchgear must be modified at the Site.

2.	Exhibit A of this Change Order depicts the layout of the addition 13.8kv circuit breakers.

3.	Parties agree that the FERC related support hours detailed in Attachment A, Section 9.2 of the Agreement will continue without limiting work hours and without additional compensation.

4.	The cost of CO-00011, dated February 6, 2014 was incorrectly valued at $1,147,888, as it was not based on Rev. 1 of Trend No. S2-0026 with a total cost of $1,104,844. This Change Order will credit SPL in the amount of $43,044 for the delta between these two values.

5.	CO-0008, executed on September 17, 2013, had an adjustment to the Aggregate Provisional Sum that increased the value from $262,074,948 to $262,570,857. CO-0009 dated September 17, 2013 contained an error where the starting Aggregate Provisional Sum did not reflect the previous adjustment in CO-0008. The incorrect base was carried forward in CO-00010, dated February 17, 2014. This Change Order corrects the Aggregate Provisional Sum amount after CO-00010 to $ 235,989,499. Exhibit B shows the calculations for this true-up.

6.	The Previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was *** U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to *** U.S. Dollars ($***) and *** hours.

7.	The Aggregate Provisional Sum specified in Article 7.1A of the Agreement as adjusted in Item 5 of this Change order was $235,989,499. This Change Order will increase the Aggregate Provisional Sum amount to $236,182,965.

8.	Exhibit C of this Change Order details the cost breakdown for the above-referenced items.

9.	Schedule C-1 (Milestone Payment Schedule) of Attachment A of the Agreement will be amended by including the milestone(s) listed in Exhibit D of this Change Order.

Adjustment to Contract Price
The original Contract Price was	$3,769,000,000
Net change by previously authorized Change Orders (#0001-00013)	$(20,913,830)
The Contract Price prior to this Change Order was	$3,748,086,170
The Contract Price will be unchanged by this Change Order in the amount of	$1,071,222
The new Contract Price including this Change Order will be	$3,749,157,392

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: No.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:              Contractor              Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:              Contractor              Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ James T. Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Proj Mgt	Sr. Vice President
Title	Title
Aug 14, 2014	7-30-14
Date of Signing	Date of Signing